                                                                    EXHIBIT 10.3



                                   RETEK INC.
                           CHANGE IN CONTROL AGREEMENT

               This Agreement, dated as of March 14, 2002 (the "AGREEMENT"), is entered into between Retek Inc., a corporation organized under the laws of the State of Delaware, and Gregory Effertz (the "EXECUTIVE"). Capitalized terms that are not otherwise defined in the context in which they first appear are defined in Section 2 of this Agreement.

               WHEREAS, the Board of Directors of Retek Inc. (the "BOARD") recognizes that the possibility of a Change in Control exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in such a situation;

               WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal, financial and employment security; and

               WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in connection with a Change in Control; and

               NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

        1. TERM OF AGREEMENT. This Agreement shall commence as of March 14, 2002 (the "EFFECTIVE DATE") and shall continue in effect until the earlier of: (a) the seventh anniversary of the Effective Date in the event that a Potential Change in Control Period has not commenced on or prior to such anniversary; (b) the date the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason; (c) in the event that a Potential Change in Control Period commencing on or prior to the seventh anniversary of the Effective Date culminates in a Change in Control, the end of the Consulting Period, provided that the Company has paid to the Executive all amounts due to him or her under the Agreement; (d) the Executive's death prior to a Potential Change in Control Period; or (e) in the event that one or more Potential Change in Control Periods commence on or prior to the seventh anniversary of the Effective Date and a Change in Control does not occur, the later of (i) the seventh anniversary of the Effective Date if no Potential Change in Control Period is effective as of such date or (ii) the date the last Potential Change in Control Period commencing on or prior to the seventh anniversary of the Effective Date ends (the "TERM").

        2. DEFINITIONS.

               a. CAUSE. For purposes of this Agreement, "CAUSE" shall mean the Executive's (i) conviction of a felony (from which no further appeals have been or can be taken), or (ii) gross misconduct as an employee of the Company that is materially injurious to the financial status or reputation of the Company. For purposes of this Section 2(a), no act or failure to act on the Executive's part shall be deemed to be a termination for Cause if done, or omitted to be done, in good faith, and with the reasonable belief that the action or omission was in the best interests of the Company.

               b. CHANGE IN CONTROL. For purposes of this Agreement, a "CHANGE IN CONTROL" shall mean any of the following events:

               (i) a dissolution or liquidation of the Company;

               (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings);

               (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company;

               (iv) the sale of all or substantially all of the assets of the Company; or

               (v) the acquisition, sale or transfer of more than 50% of the outstanding common stock of the Company by tender offer or similar transaction.

               c. CHANGE IN CONTROL DATE. For purposes of this Agreement, the "CHANGE IN CONTROL DATE" shall mean the date of the consummation of a Change in Control.

               d. CODE. For purposes of this Agreement, the "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated there under.

               e. COMPANY. For purposes of this Agreement, the "COMPANY" shall mean Retek Inc., a corporation organized under the laws of the State of Delaware, and shall include the "Successors and Assigns" of Retek Inc. (as such term is hereinafter defined).

               f. CONSULTING PERIOD. For purposes of this Agreement, the "CONSULTING PERIOD" shall mean the period beginning on the Change in Control Date and continuing until the second anniversary of such date.

               g. DISABILITY. For purposes of this Agreement, "DISABILITY" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties with the Company for one hundred eighty (180) days or more during any twelve

(12) month period and the Executive has not returned to full time employment prior to the Employment Termination Date.

               h. EQUITY PLAN. For purposes of this Agreement, the "EQUITY PLAN" shall mean the Retek Inc. 1999 Equity Incentive Plan, as amended from time to time, and any successor plan.

               i. GOOD REASON. For purposes of this Agreement, "GOOD REASON" shall mean the occurrence of any of the events or conditions described in subsections (i) through (vi) below; PROVIDED, HOWEVER, that the Executive gives the Company thirty (30) days' written notice of his or her intent to resign for Good Reason (during which time the Company will have an opportunity to correct the condition constituting "Good Reason"):

               (i) The Executive's good faith determination that any of the following has occurred:

                      (1) a material change in the Executive's status, title,
               position or responsibilities which represents a material and adverse change from the Executive's status, title, position or responsibilities as in effect immediately prior to such change;

                      (2) the assignment to the Executive of any duties or
               responsibilities which are substantially inconsistent with the Executive's responsibilities as in effect immediately prior to such assignment; or

                      (3) any removal of the Executive from or failure to
               reappoint or reelect the Executive to any of such offices or positions, except in connection with the termination of the Executive's employment for Disability, Cause, as a result of the Executive's death, or by the Executive other than for Good Reason;

               (ii) a reduction in the Executive's base salary;

               (iii) the relocation by the Company of the Executive's principal workplace to a location that is more than 50 miles from the location of such principal workplace as of the Effective Date;

               (iv) a material reduction by the Company in the kind or level of employee benefits (other than salary) to which the Executive is entitled;

               (v) any material breach by the Company of any provision of this Agreement or any employment agreement between the Company and the Executive; or

               (vi) the failure of the Company to obtain an agreement from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 8 hereof.

               j. INVOLUNTARY TERMINATION. For purposes of this Agreement, an "INVOLUNTARY TERMINATION" shall mean the termination of Executive's employment with the Company either (i) by the Company due to the Executive's Disability,
(ii) by the Company for reasons other than for Cause, (iii) by the Executive for Good Reason or (iv) as a consequence of the

Executive's death.

               k. POTENTIAL CHANGE IN CONTROL PERIOD. For purposes of this Agreement, "POTENTIAL CHANGE IN CONTROL PERIOD" means the period beginning on the date of execution of an agreement with respect to a transaction the consummation of which would constitute or result in a Change in Control, and ending on either the date immediately following the Change in Control Date or the date on which such agreement is terminated or the transaction contemplated therein otherwise is abandoned; PROVIDED, HOWEVER, any Potential Change in Control Period must commence prior to the seventh anniversary of the Effective Date. In the event that any Potential Change in Control Period does not result in a Change in Control, a subsequent Potential Change in Control may occur during the Term.

               l. SUCCESSORS AND ASSIGNS. For purposes of this Agreement, "SUCCESSORS AND ASSIGNS" shall mean either a successor corporation or entity or a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

               m. EMPLOYMENT TERMINATION DATE. For purposes of this Agreement, "EMPLOYMENT TERMINATION DATE" shall mean the date of the Executive's Involuntary Termination.

        3. CHANGE IN CONTROL BENEFITS. The parties hereto acknowledge and agree that the compensation and benefits described in Sections 3(a) through 3(c) are subject to the provisions of Section 3(f). The Executive further acknowledges and agrees that any stock options the Executive holds as of the Change in Control Date that are intended to be "incentive stock options," as such term is defined in Section 422 of the Code shall automatically convert to nonqualified stock options as of the Change in Control Date. Unless the Executive becomes deceased prior to the time he or she is able to execute the waiver and release, the Executive's entitlement to the payments and benefits described in this
Section 3 is contingent upon execution by the Executive of a valid and enforceable mutual waiver and release of claims in substantially the form set forth at Exhibit A hereto (the "WAIVER AND RELEASE"). The Company hereby agrees that on or before the Change in Control Date, and as soon as practicable after the Executive's Involuntary Termination prior to a Change in Control Date, it shall sign and deliver the Waiver and Release to the Executive.

               a. CHANGE IN CONTROL WHILE EXECUTIVE IS AN EMPLOYEE. If, during the Term, a Change in Control occurs and the Executive is employed by the Company on the Change in Control Date, the Executive shall be entitled to the following compensation and benefits:

               (i) Immediately prior to the Change in Control Date, all stock options exercisable for Company stock held by the Executive shall become fully vested and exercisable.

               (ii) As of the Change in Control Date, the Executive's employment with the Company shall terminate and the Executive shall become, as of such date, a consultant for the Company. The Executive shall continue to serve as a consultant of the Company until the end of the Consulting Period. During the Consulting Period, the Executive shall have the duties and responsibilities set forth in Section 4 below and such other duties and responsibilities as may otherwise be agreed by the Executive. The parties hereto acknowledge and agree that the Executive shall continue in the service of the Company during the Consulting Period for purposes of any unexercised stock options held by the Executive as of the Change in Control Date and such stock options shall remain exercisable throughout the Consulting Period in accordance with the terms of the Equity Plan.

               (iii) Subject to execution by the Executive of the Waiver and Release, as soon as practicable after the Change in Control Date, but in no event more than ten days after the Executive has signed (and, if applicable, not revoked) the Waiver and Release, the Company shall pay the Executive:

                      (A) a lump sum cash amount equal to his or her then effective base salary multiplied by two (2); plus

                      (B) a lump sum cash amount equal to his or her then effective target annual bonus multiplied by two (2).

        The Company hereby agrees that it shall execute the waiver and release of claims substantially in the form set forth as Exhibit A as soon as practicable after the Change in Control Date.

               (iv) During the Consulting Period, the Executive shall continue to participate in all benefit plans (to the extent possible under the terms of such plans) and to receive all fringe benefits from the Company to which he or she was entitled on the Change in Control Date, PROVIDED that if the Executive obtains subsequent employment and such employment provides the Executive substantially similar or more generous benefits, the Company's obligations in this regard shall cease on the date that the Executive becomes entitled to receive such benefits from his or her subsequent employer.

               (v) In the event that the Executive dies during the Consulting Period, the Executive's estate shall be entitled to the benefits set forth in this Section 3(a), to the extent possible under the terms of each applicable benefit plan, for the remainder of the Consulting Period, including, without limitation, the continued exerciseability of any stock options held by the Executive prior to this death. For purposes of this Agreement, any reference to the Executive shall be deemed to refer to the Executive's estate, as applicable, after the Executive's death.

               (vi) Except as expressly set forth in this Section 3(a) and
        Section 3(e) or in connection with the services the Executive performs in compliance with his or her obligations under Section 4 below, neither the Executive nor the Executive's estate shall be entitled to any compensation or benefits from the Company during the Consulting Period.

               b. DURING THE ASSESSMENT PERIOD OR THE POTENTIAL CHANGE IN CONTROL PERIOD--OTHER THAN DEATH.

               (i) If, at any time after the Effective Date, the Executive suffers an Involuntary Termination (other than an Involuntary Termination due to the Executive's death), during the six-month period after such termination (the "ASSESSMENT PERIOD") the Executive shall be deemed to be on an unpaid approved leave of absence, including, without limitation, for purposes of the Equity Plan. During the Assessment Period, the vesting of the Executive's stock options under the Equity Plan shall be suspended. If the Compensation Committee of the Board (the "COMMITTEE"), in its sole discretion, reinstates the Executive's employment with the Company during the Assessment Period, the Executive's stock options will be vested, as of the date of rehire, in the same manner as if such vesting had not been suspended during the Assessment Period. If a Potential Change in Control Period does not begin during the Assessment Period (as described in Section 3(b)(ii) below) and the Executive is not rehired by the Company on or before the end of the Assessment Period, the Executive's service with the Company shall be terminated for all purposes, including for purposes of the Equity Plan, on the last day of the Assessment Period. If, at any time after the Effective Date, the Executive suffers an Involuntary Termination (other than an Involuntary Termination due to the Executive's death), either (A) during a Potential Change in Control Period or (B) during an Assessment Period which ends with the commencement of a Potential Change in Control Period, the Executive shall be deemed to be on an unpaid approved leave of absence, including, without limitation, for purposes of the Equity Plan, beginning on the Employment Termination Date and continuing until the end of the Potential Change in Control Period.

               (ii) In the event that a Change in Control occurs in connection with a Potential Change in Control Period during which the Executive is on an approved leave of absence as described above, the Executive shall be entitled to the payments and benefits described in this Section 3(b)(ii):

                      (A) Immediately prior to the Change in Control Date, all
               stock options exercisable for Company stock held by the Executive shall become fully vested and exercisable.

                      (B) As of the Change in Control Date, the Executive's
               approved leave of absence and employment with the Company shall terminate and the Executive shall become, as of such date, a consultant for the Company. The Executive shall continue to serve as a consultant of the Company until the end of the Consulting Period. During the Consulting Period, the Executive shall have the duties and responsibilities set forth in Section 4 below and such other duties and responsibilities as may otherwise be agreed by the Executive. The parties hereto acknowledge and agree that the Executive shall continue in the service of the Company during the Consulting Period for purposes of any unexercised stock options held by the Executive as of the Change in Control Date and such stock options shall remain exercisable throughout the Consulting Period in accordance with the terms of the Equity Plan.

                      (C) Subject to execution by the Executive of a mutual
               waiver and release of claims in substantially the form set forth at Exhibit A hereto, as soon as practicable after the Change in Control Date, but in no event more than ten days after the Executive has signed (and, if applicable, not revoked) the waiver and release of claims, the Company shall pay the Executive:

                      (I) a lump sum cash amount equal to his or her base salary as in effect on the Employment Termination Date multiplied by two (2); plus

                      (II) a lump sum cash amount equal to his or her target annual bonus as in effect on the Employment Termination Date multiplied by two (2).

               (iii) In the event that any amounts become payable to the Executive's beneficiary or estate under this Section 3(b) as a consequence of the Executive's death during the Potential Change in Control Period or the Consulting Period, all pertinent references in this Agreement to the Executive shall be deemed to refer to the Executive's beneficiary or estate, as applicable. The Company hereby agrees that it shall execute the waiver and release of claims substantially in the form set forth as Exhibit A as soon as practicable after the Change in Control Date.

               c. DEATH DURING A POTENTIAL CHANGE IN CONTROL PERIOD.

               (i) If the Executive dies during a Potential Change in Control Period, as of the time of the Executive's death all his or her outstanding stock options shall become immediately vested (the portion of the Executive's stock options that becomes accelerated upon his or her death shall hereinafter be referred to as the "ACCELERATED OPTIONS"); PROVIDED, HOWEVER, the Accelerated Options shall not be exercisable until immediately prior to the occurrence of a Change in Control Date in connection with such Potential Change in Control Period exercisable; and PROVIDED FURTHER, HOWEVER, that in the event that for any reason the Change in Control Date does not occur the status of the Executive's Accelerated Options shall revert to their unvested condition as in effect prior to such acceleration;

               (ii) In the event that the Potential Change in Control Period results in a Change in Control, the Executive's beneficiary or estate shall be entitled to the benefits described in this Section 3(c)(ii).

                      (A) Immediately prior to the Change in Control Date, the
               Accelerated Options shall become exercisable and shall remain exercisable until the second anniversary of the Change in Control Date.

                      (B) As soon as practicable after the Change in Control
               Date, the Company shall pay the Executive's beneficiary or estate:

                      (I) a lump sum cash amount equal to the Executive's base salary as in effect on the date of death multiplied by two (2); plus

                      (II) a lump sum cash amount equal to the Executive's target annual bonus as in effect on date of death multiplied by two (2).

               d. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, PROVIDED that if the Executive obtains subsequent employment and such employment provides the Executive substantially similar or more generous fringe benefits, the Company's obligations in this regard shall cease on the date that the Executive becomes entitled to receive such benefits from his or her subsequent employer.

               e. NO LIMITATION ON ADDITIONAL BENEFITS. Except as expressly provided in Section 3(f) below, the compensation and benefits provided for in this Section 3 shall not limit any additional benefits to which the Executive may be entitled (except pursuant to any severance or termination policies, plans, programs or practices). Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive, or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company.

               f. NON-US EMPLOYEES. If the Executive is subject to the laws of a jurisdiction other than the United States of America and such jurisdiction provides the Executive with any statutory rights to compensation or benefits in the event of his or her Involuntary Termination or upon a Change in Control, the Executive or the Executive's estate, as the case may be, shall be entitled to receive the compensation and benefits set forth in this Agreement only to the extent that such compensation and benefits exceed what the Executive is otherwise entitled to receive under such statutes. The Company hereby agrees to use its best efforts to equitably determine the benefits that the Executive shall be entitled to receive under this Agreement in the event that the Executive is subject to this Section 3(f).

        4. CONSULTING AND OTHER SERVICES TO THE COMPANY.

               a. BRIEF CONSULTATIONS. During the Consulting Period, the Company may contact the Executive for brief consultations by telephone or email, not to exceed one hour per month in the aggregate.

               b. OTHER CONSULTING SERVICES. During the first six months of the Consulting Period, the Company, in its sole discretion, may ask the Executive to continue working for the Company in such capacity as the Company shall determine. In consideration for any such services, the Company shall pay the Executive a consulting fee that is equal to a prorated portion of the Executive's salary and target bonus as in effect immediately prior to the Change in Control Date or the Executive's Involuntary Termination, as applicable.

        5. TAX GROSS-UP PAYMENTS.

               a. ENTITLEMENT. In the event that any of the payments or benefits due to the Executive (including, without limitation, any accelerated vesting of equity-based awards) provided for in this Agreement or any other payments or benefits due to the Executive (individually, a "PAYMENT", and collectively, "PAYMENTS") (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the "EXCISE TAX"), then the Executive shall receive a full gross-up ("TAX GROSS-UP") for any and all Excise Taxes imposed.

               b. DETERMINATION OF AMOUNT. An initial determination as to whether the Excise Tax will be imposed, the amount of the Excise Tax and the calculated Tax Gross-up shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "ACCOUNTING FIRM"). The Accounting Firm shall provide its determination (the "DETERMINATION"), together with detailed supporting calculations and documentation, to the Company and the Executive within ten (10) days of the Employment Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and, if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten
(10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "DISPUTE"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive.

               c. OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Tax Gross-Up payments not made by the Company should have been made ("UNDERPAYMENT"), or that Tax Gross-Up payments will have been made by the Company which should not have been made ("OVERPAYMENTS"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

        6. RESTRICTIVE COVENANTS.

               a. NON-SOLICITATION. During the period commencing on the date of this Agreement and continuing until the earlier of the first anniversary of the Employment Termination Date or the first anniversary of the Change in Control Date, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive's own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company or any of the Company's affiliates with whom the Executive had contact during his or her employment.

               b. NON-DISCLOSURE. The Executive recognizes that the services performed by the Executive on behalf of the Company are special, unique and extraordinary in that, by reason of his or her employment hereunder, he or she may acquire confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he or she will not at any time, except in performance of his or her obligations to the Company or with the prior written consent of the Company, directly or indirectly, either disclose to any person, or use for his or her personal benefit, any secret or confidential information that the

Executive may learn or has learned by reason of the Executive's association with the Company. The term "CONFIDENTIAL INFORMATION" means any information not previously disclosed or otherwise available to the public or to the trade with respect to the Company's products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities.

        7. EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to applicable withholdings of income and employment taxes.

        8. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

        9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

        10. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

        11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

        13. LEGAL FEES AND EXPENSES. The Company shall pay or reimburse the Executive on an after-tax basis for all costs and expenses (including, without limitation, court and arbitrations cost and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by the Executive as a result of any claim, action or proceeding arising out of this Agreement or the contesting, disputing or enforcing of any provision, right or obligation under this Agreement, except where it is finally determined that the Executive's position was entirely without merit and asserted in bad faith.

        14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        15. ENTIRE AGREEMENT. The parties agree that the terms of this Agreement are intended to be the final expression of their agreement with respect to the subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous Agreement, except to the extent that the provisions of any such agreement have been expressly referred to in this Agreement as having continued effect. Any and all previous change in control agreements between the Company and the Executive are null and void and given no effect.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                             RETEK INC.


                                             By:  /S/ STEVEN D. LADWIG
                                                  ------------------------------
                                                  Steven D. Ladwig
                                                  President, CEO Retek Inc


                                             THE EXECUTIVE

                                             /S/ GREGORY EFFERTZ
                                             -----------------------------------
                                             Gregory Effertz

EXHIBIT A


                      FORM OF WAIVER AND RELEASE OF CLAIMS



                              [COMPANY LETTERHEAD]


                                     [DATE]

[NAME]
[ADDRESS]


Dear [NAME]:

               This letter agreement (the "AGREEMENT") reflects our mutual agreement concerning the termination of your employment with Retek Inc., a corporation organized under the laws of [STATE] (the "COMPANY").

               1. [STATE DATE OF TERMINATION--CHANGE IN CONTROL DATE] (the "TERMINATION DATE").

               2. Consideration. Subject to your execution of this Agreement and your compliance with its terms and provided that you do not revoke your acceptance of this Agreement during the Revocation Period described in Section 5 below, the Company agrees to pay and provide you with the payments and benefits set forth in the change in control agreement between you and the Company dated [DATE] (the "CIC AGREEMENT"), and in the manner and under the terms set forth in the CIC Agreement and subject to the terms of the CIC Agreement.

               3. Mutual Release. For purposes of this mutual release, "EMPLOYEE PARTIES" means, individually and collectively, you, your family members, your estate, your beneficiaries, your heirs and your assigns and the estate, beneficiaries, heirs and assigns of each of the foregoing and "COMPANY PARTIES" means, individually and collectively, the Company, its present, former and future shareholders, partners, limited partners, affiliates, direct and indirect parents, subsidiaries, successors, directors, officers, employees, agents, attorneys, heirs and assigns. The Employee Parties and the Company Parties together shall hereinafter be referred to as the "RELEASED PARTIES".

               (a) General Waiver and Release. In exchange for the mutual consideration set forth herein, the receipt and adequacy of which are herein acknowledged, and intending to be legally bound hereby, the Company, on the one hand, and you, on the other hand, do hereby release and forever discharge the Employee Parties and the Company Parties, respectively, from any and all claims, actions, causes of action, suits, costs, controversies, judgments, decrees, verdicts, damages, liabilities, attorneys' fees, covenants, contracts, and agreements that you may have against the Company Parties or the Company may have against the Employee Parties, or in the future may possess based on events occurring during the term of your employment with the Company arising out of (i) your employment relationship with or service as an employee or officer of the Company or the termination of such relationship or service or (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date you sign this Agreement, with respect to each other, including, but not limited to, any claims arising under Title VII of the Civil

Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, or any other federal or state or local law or any foreign jurisdiction, whether such claim arises under statute, common law or in equity, and whether or not any of the Released Parties are presently aware of the existence of such claim, damage, action or cause of action, suit or demand (collectively, including claims, actions and causes of action set forth in Section 3(b) below, the "CLAIMS"). You and the Company also do forever release, discharge and waive any right you or the Company may have to recover in any proceeding brought by any federal, state or local agency against the Company Parties and the Employee Parties, respectively, to enforce any laws. Each of the parties hereto agrees that the value received as described in this Agreement shall be in full satisfaction of any and all claims, actions or causes of action for payment or other benefits of any kind that you may have against the Company Parties and that the Company may have against the Employee Parties.

               (b) ADEA Release. In further recognition of the above, you hereby release and forever discharge each of the Company Parties from any and all claims, actions and causes of action that you may have as of the date you sign and deliver to the Company this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA").

               (c) No Impact on Obligations Under This Agreement. The releases contained in this Section 3 do not, are not intended to and shall not be interpreted to serve as a release or waiver by you or the Company with respect to the respective rights and obligations set forth in this Agreement.

               (d) No Impact on Indemnification Rights. The releases contained in this Section 3 do not, are not intended to and shall not be interpreted to serve as a release or waiver by you with respect to any indemnification rights you have and such indemnification rights shall not be effected, modified or extinguished by your execution of this Agreement.

               (e) No Pending Litigation. You hereby represent and agree that you have not filed, and will not file, any action, complaint, charge, grievance or arbitration against any Company Party. The Company hereby represents and agrees that the Company has not filed, and will not file, any action, complaint, charge, grievance or arbitration against any Employee Party.

               (f) No Right to Commence any Legal Action. You will not commence or join any legal action, which term includes, without limitation, any demand for arbitration proceedings and any complaint to any federal, state or local agency, court or other tribunal, to assert any Claim released by you under
Section 3 against a Company Party. If you commence or join any such legal action against a Company Party, you will promptly indemnify such Company Party for its reasonable costs and attorneys' fees incurred in defending such action as well as any monetary judgment obtained by you against any Company Party in such action. Similarly, the Company will not commence or join any legal action, which term includes, without limitation, any demand for arbitration proceedings and any complaint to any federal, state or local agency, court or other tribunal, to assert any Claim released by the Company under Section 3 against an Employee Party. If the Company commences or joins any such legal action against an Employee Party, the Company will promptly indemnify such Employee Party for its reasonable costs and attorneys' fees incurred in defending such action as well as any monetary judgment obtained by the Company against any Employee Party in such action.

               (g) Acknowledgment. By signing this Agreement, you hereby acknowledge and confirm that you are providing the release and discharge set forth in this Section 3 in exchange for consideration in addition to anything of value to which you are already entitled. By signing this Agreement, you hereby acknowledge and confirm that (i) you are hereby advised in writing by the Company in connection with your resignation to consult with an attorney of your choice prior to signing the Agreement and to have such attorney explain to you the terms of the Agreement, including, without limitation, the terms relating to your release of Claims arising under ADEA; (ii) you have read the Agreement carefully and completely and understand each of the terms thereof; and (iii) you were given not less than twenty-one (21) days to consider the terms of the Agreement and to consult with an attorney of your choosing with respect thereto, and that for a period of seven (7) days following your signing of this Agreement, you have the option to revoke this Agreement in accordance with the terms set forth in Section 5 below.

               4. Successors. The rights and obligations under this Agreement shall inure to any and all successors of the Company.

               5. Revocation. You have the right to revoke this Agreement during the seven-day period commencing immediately following the date you sign and deliver this Agreement to the Company (the "REVOCATION PERIOD"). The period shall expire at 5:00 p.m., Eastern [Standard] Time, on the last day of the seven-day period; PROVIDED, HOWEVER, that if such seventh day is not a business day, the period shall extend to 5:00 p.m. on the next succeeding business day. In the event of any such revocation by you, the obligations of the Company under this Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by you shall be effective unless it is in writing and signed by you and received by a representative of the Company prior to the expiration of the Revocation Period.

               6. Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               Your signature on the line below constitutes your agreement with each provision contained herein.


                                             [COMPANY]


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

ACCEPTED AND AGREED:


-----------------------------------
[NAME]
Address:
Dated:                , 20
      ----------------    --